UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 26, 2008
WELLMAN, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State of Incorporation)

1-10033 (Commission File Number)	04-1671740 (IRS Employer Identification No.)

1041 521 Corporate Center Drive Fort Mill, South Carolina (Address of Principal Executive Offices)	29707 (Zip Code)
(803) 835-2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     As previously reported, on February 22, 2008 (the “Petition Date”), Wellman, Inc. (“Wellman” or the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The chapter 11 cases are being jointly administered under the caption In re Wellman, Inc., et al., Case No. 08-10595 (SMB) (the “Chapter 11 Cases”). The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The bankruptcy filing allows Wellman to continue operating its business while continuing to pursue a sales process. There is no assurance that the Debtors will be successful in completing a sale or reorganization.
     In connection with the Chapter 11 Cases, the Debtors filed a motion seeking Bankruptcy Court approval of a senior secured superpriority debtor in possession credit agreement (the “Revolving Credit Facility”) among Wellman and certain of its domestic subsidiaries, as borrowers, Deutsche Bank Securities Inc., as sole lead arranger and bookrunner, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, and the lenders that from time to time become party thereto. On February 27, 2008, the Bankruptcy Court entered an interim order (the “Interim Order”) approving the facility, allowing the Debtors, on an interim basis, to borrow up to $225 million, subject to a Borrowing Base, with a letter of credit sublimit of $40 million.
     The Revolving Credit Facility shall mature on the earlier of (a) the date that is one year after the Closing Date of the Company’s initial borrowings under the Revolving Credit Facility (which was February 27, 2008), (b) the date of a closing of a sale of all or substantially all of the assets of the Company pursuant to section 363 of the Bankruptcy Code, (c) the date when all of the loans made pursuant to the Revolving Credit Facility (the “Loans”) have been repaid, all Letters of Credit have terminated or have been cash collateralized at 105% and the commitments have been reduced to zero, (d) the effective date of a Plan of Reorganization confirmed in the Borrowers’ bankruptcy cases, with all of the Loans to be repaid as a bullet on such date and all letters of credit to terminate or be cash collateralized at 105% on or before such date or (e) the date that is forty-five days after the Petition Date if the final financing order (the “Final Order”) has not been entered by the Bankruptcy Court.
     Based on the Interim Order, any Loans under the Revolving Credit Facility shall be utilized to repay in full all outstanding revolving loans of the Company under the existing revolving credit facility (the “Existing Revolving Facility”), with any outstanding letters of credit under the Existing Revolving Facility being deemed to be letters of credit issued under the Revolving Credit Facility, and for the Company’s and its debtor/domestic subsidiaries’ working capital and general corporate purposes. In addition, proceeds of the Revolving Credit Facility may be used for (i) fees and expenses related to the Revolving Credit Facility, (ii) compensation for professionals and fees pursuant to 28 U.S.C. §1930, and (iii) any other use permitted by any motions approved by the Administrative Agent, or otherwise set forth in the Initial Thirteen Week Cash Flow Budget and/or the Revised Cash Flow Budget (which is subject to approval by certain of the lenders). The definitive documents contain limitations on use of proceeds, requiring that there shall be no payments in respect of pre-petition obligations or adequate protection payments (other than, in each case, as provided for in the agreed Thirteen Week Cash Flow Budget and/or Revised Cash Flow Budget, in the Company’s “first day” motions as approved by the Administrative Agent and as approved by order of the United States Bankruptcy Court presiding over the Chapter 11 cases) and a limitation, subject to exceptions, on borrowing to pay obligations not then due and payable.
     Borrowings under the Revolving Credit Facility are guaranteed by all domestic subsidiaries of the Company and one foreign subsidiary, which are Debtors, not constituting a Borrower but excluding GuardWell Insurance Company (collectively, the “Guarantors” and, together with the Company, the “Credit Parties”). The Borrower and each of the Guarantors have granted to the Administrative Agent for the benefit of the Lenders, a valid and perfected first priority lien and security interest pursuant to sections 364(c)(2) and 364(d)(1) of the Bankruptcy Code in all of the property of the Borrower and each of the Guarantors, including, without limitation, (a) all shares of capital stock (or other ownership interests) of the Borrowers’ domestic subsidiaries and an appropriate percentage of its first-tier foreign subsidiaries and intercompany debt held by any Borrower or Guarantor; (b) all accounts receivable, general intangibles, license rights, inventory and other goods, contracts rights, hedge agreements, documents instruments, indemnification rights, tax refunds, patents, trademarks, trade names, copyrights, chattel paper and insurance proceeds with respect to the foregoing; (c) All real property and interests in real property, including, without limitation, as a lessee thereof; and (d) all proceeds and products of the property and assets described in clauses (a) through (c) above. In connection therewith, the Debtors entered into a Security Agreement, dated as of February 26, 2008 and Deutsche Bank Trust Company Americas, in its capacity as collateral agent for its benefit and the benefit of the lenders and the Administrative Agent under the Revolving Credit Facility.
     All loans outstanding under the Revolving Credit Facility shall bear interest, at the Borrower’s option, at rates as follows: (i) at the Prime Rate plus 1.75% per annum; or (ii) at the Adjusted LIBOR Rate plus 2.75% per annum. Interest payments shall be paid monthly, in arrears for Prime Rate Loans; on the last day of selected interest periods (which shall be 1 month or shorter periods as are available to all Lenders) for LIBOR Loans; and upon prepayment, in each case payable in arrears. Interest shall be calculated on the basis of a 365/366-day year for Base Rate Loans and a 360-day year for LIBOR Loans.
     The Revolving Credit Facility contains certain financial covenants and other covenants. The Company must maintain a minimum Cumulative EBITDA (cumulative monthly commencing March 1, 2008, and rolling into trailing twelve months) tested as of the last day of the applicable month, with a report due on the fifteenth day after the end of each month, commencing with the first full month following the Petition Date. The level of Minimum Cumulative EBITDA will be as follows:

Applicable Month	Minimum Cumulative EBITDA
March 2008	$2.1 million
April 2008	$5.61 million
May 2008	$10.37 million
June 2008	$15.81 million
July 2008	$19.635 million
August 2008	$22.865 million
September 2008	$23.8 million
October 2008	$27.455 million
November 2008	$28.56 million
December 2008	$30.855 million
January 2009	$31.5 million

Borrowers are subject to maximum Capital Expenditures tested on the last day of each month with carry-forwards of unused amounts. In addition, Borrowers shall not, without the prior express written consent of the Agent in its sole discretion in each instance, permit cash expenditures during any four week Cash Budget period to exceed (i) for raw material purchases in the Cash Budget for such period, 105% of the budgeted amount thereof, and (ii) 110% of the total cash expenditures set forth in the Cash Budget for such period. There are financial reporting requirements detailed in the covenants, requiring daily, weekly and monthly reporting. Other covenants include, but are not limited to the ability of the Administrative Agent to access the Collateral and to perform field examinations and appraisals, in each case, at any time, limitations on other indebtedness, liens, investments, guarantees, no payment of pre-petition indebtedness except as specified by a Court Order and included in the Cash Budget other than the Existing Revolving Facility, restricted junior payments (including common and preferred dividends and redemptions and payments on subordinated debt), mergers and acquisitions, sales of assets, the issuance and sale of capital stock of subsidiaries, leases, transactions with affiliates, conduct of business, in each case subject to carve-outs. The Company shall sign an engagement letter subject to Bankruptcy Court approval to retain a Chief Restructuring Officer (“CRO”) reasonably acceptable to the Administrative Agent within ten (10) Business Days following the Closing Date upon terms and conditions reasonably acceptable to the Administrative Agent and shall file a related application within fifteen (15) Business Days following the Closing Date. The CRO shall have duties and powers customary for a chief restructuring officer in a Chapter 11 case of this type.
     Events of default under the Revolving Credit Facility include the following: (i) the entry of an order dismissing any Borrower’s or Guarantor’s Chapter 11 case or converting any such case to one under Chapter 7, (ii) the entry of an order appointing a Chapter 11 Trustee in any of the Borrower’s or Guarantor’s Chapter 11 cases; (iii) unless the Lenders otherwise agree or the proceeds of a new loan will repay in full in cash the Revolving Credit Facility, the entry of an order granting any other Superpriority Claim or lien equal or superior to that granted to the Administrative Agent for the benefit of the Administrative Agent and the Lenders or to the lenders under the Pre-Petition First Lien Term Loan Facility as adequate protection; (iv) unless all of the Lenders otherwise agree, the entry of an order staying, reversing or vacating the Interim Order or the Final Order, (v) the entry of an order modifying the Revolving Credit Facility, the Interim Order or the Final Order without the Administrative Agent’s prior written consent; (vi) the entry of an order in any of the Chapter 11 cases appointing an examiner having enlarged powers (beyond those set forth under Bankruptcy Code section 1106(a)(3) and (4)); (vii) failure of the Borrowers to make any payment of principal when due or to make any payment of interest or fees within three Business Days of the date when due; (viii) failure of the Borrowers to comply with any negative covenants or certain other covenants in the financing documentation including covenants relating to delivery of the Budget, delivery of financial reports, delivery of the Borrowing Base certificate, access of the Lenders, retention of a CRO and maintenance of bank accounts with the Administrative Agent; (ix) failure of the Borrowers to perform or comply with any other term or covenant and such default shall continue unremedied for a period of three (3) days after notice; (x) any representation or warranty by the Borrowers shall be incorrect or misleading in any material respect when made; (xi) the business of the Borrowers shall materially change or a change in control shall occur; (xii) the entry of an order granting relief from the automatic stay so as to allow a third party to proceed against any material asset or assets of any of the Borrowers; (xiii) the approval by the Bankruptcy Court of the Final Order shall not have occurred within forty-five (45) days after the Petition Date; (xiv) the failure of the Bankruptcy Court to enter an order in form and substance satisfactory to the Administrative Agent and the Lenders, within 90 days of the Petition Date, (A) approving bidding procedures, (B) scheduling bidding deadline, auction date and sale hearing date, and (C) establishing procedures under Section 363 and 365 of the Bankruptcy Code for the sale of the Company; (xv) the failure of the Bankruptcy Court to enter a sale order, in form and substance satisfactory to the Administrative Agent and the Lenders, approving the sale of the Company by July 31, 2008, and providing for the payment in full of the Revolving Credit Facility; (xvi) the failure of the Company to close the sale of the Company within 15 days of the date of entry of the sale order approving such sale; (xvii) the filing of a plan of reorganization which does not provide for the payment in full in cash of the Revolving Credit Facility; (xviii) the institution of any judicial proceeding by or on behalf of any Credit Party seeking to challenge the validity of any portion of the Revolving Credit Facility or the applicability or enforceability thereof or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in relation to the Revolving Credit Facility or any payment made pursuant thereto, or the institution or any such proceeding by any other party and the failure of such action to be dismissed with prejudice within 60 days after the institution of such proceeding; and (xix) the Borrowers’ exclusive period to file a chapter 11 plan shall expire or terminate and no proposed chapter 11 plan shall have been filed by a party without the exclusive right to do so.
     This description is qualified by the copy of the Revolving Credit Facility attached as Exhibit 10.1 hereto and which is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

10.1
Credit Agreement, dated as of February 26, 2008, among Wellman, Inc. and the other Borrowers Named Herein, Debtors and Debtors in Possession as Borrowers, with Wellman, Inc. as Funds Administrator, the Lenders Signatory Hereto From Time to Time, as Lenders, and Deutsche Bank Securities, Inc. as Lead Arranger and Bookrunner, JP Morgan Chase Bank, National Association, as Syndication Agent, General Electric Capital Corporation, Lasalle Business Credit, LLC, Wachovia Capital Finance Corporation (Central) as Co-Documentation Agents

Forward-Looking Statements
     Statements contained in this Current Report on Form 8-K (including the exhibit) that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date of this report based upon current expectations, and we undertake no obligation to update this information. Any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to: (i) the Company’s ability to continue as a going concern; (ii) the ability of the Company to operate pursuant to the terms of any debtor in possession credit facility; (iii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding; (iv) the ability of the Company to develop, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; (v) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; (vi) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vii) the Company’s ability to maintain contracts that are critical to its operations; (viii) the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; (ix) the ability of the Company to fund and execute its business plan; (x) the ability of the Company to attract, motivate and/or retain key executives and employees; and (xi) other risks and uncertainties regarding the Company and its industry identified from time to time in the Company’s reports filed with the Securities and Exchange Commission, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2006 and in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, which can also be found on the Company’s web site at www.wellmaninc.com.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 4, 2008

WELLMAN, INC.
By:	/s/ Keith R. Phillips
Keith R. Phillips
	Title:	Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1
Credit Agreement, dated as of February 26, 2008, among Wellman, Inc. and the other Borrowers Named Herein, Debtors and Debtors in Possession as Borrowers, with Wellman, Inc. as Funds Administrator, the Lenders Signatory Hereto From Time to Time, as Lenders, and Deutsche Bank Securities, Inc. as Lead Arranger and Bookrunner, JP Morgan Chase Bank, National Association, as Syndication Agent, General Electric Capital Corporation, Lasalle Business Credit, LLC, Wachovia Capital Finance Corporation (Central) as Co-Documentation Agents